Exhibit 99.1

FOR IMMEDIATE RELEASE	Investor Contact: Martie Edmunds Zakas
August 3, 2010	Sr. Vice President – Strategy, Corporate Development
& Communications

770-206-4237
mzakas@muellerwp.com

Media Contact: John Pensec
Director - Corporate Communications & Public Affairs
770-206-4240
jpensec@muellerwp.com

MUELLER WATER PRODUCTS REPORTS FISCAL THIRD QUARTER 2010 RESULTS

NET SALES EXCLUDING DIVESTED OPERATIONS INCREASED 13.1 PERCENT YEAR-OVER-YEAR

INCOME FROM OPERATIONS WAS $12.5 MILLION COMPARED TO A PRIOR YEAR LOSS OF $8.5 MILLION

THIRD QUARTER EPS LOSS OF $0.02 AND ADJUSTED EPS LOSS OF $0.01

(ATLANTA) — Mueller Water Products, Inc. (NYSE: MWA) today reported net sales of $375.9 million and a net loss of $3.8 million for the quarter ended June 30, 2010. Summarized consolidated fiscal 2010 third quarter results compared to 2009 third quarter results are as follows:

•

Net sales for the 2010 third quarter were $375.9 million, up 3.5 percent from $363.2 million for the 2009 third quarter. Excluding the 2009 net sales of two divested Anvil businesses, net sales for the 2010 third quarter increased 13.1 percent year-over-year.

•

Income from operations for the 2010 third quarter was $12.5 million compared to a loss from operations of $8.5 million for the 2009 third quarter. Adjusted income from operations for the 2010 third quarter was $13.4 million compared to an adjusted loss from operations of $4.6 million for the 2009 third quarter.

•	Adjusted EBITDA was $34.5 million for the 2010 third quarter compared to $17.0 million for the 2009 third quarter.

•

Net loss per share was $0.02 for the 2010 third quarter compared to a net loss per share of $0.16 for the 2009 third quarter. Adjusted net loss per share was $0.01 for the 2010 third quarter compared to an adjusted net loss per share of $0.13 for the 2009 third quarter.

•	Net debt decreased $63.1 million to $615.6 million at June 30, 2010 from $678.7 million at September 30, 2009.

1200 Abernathy Road, N.E. | Suite 1200 | Atlanta, GA 30328

www.muellerwaterproducts.com

“Volume increases, manufacturing and other cost savings, and increased capacity utilization all contributed to our significant improvement in performance year-over-year,” said Gregory E. Hyland, chairman, president and chief executive officer of Mueller Water Products. “Net sales in the third quarter, excluding divested operations, increased 13.1 percent from the prior-year period. This quarter, both Mueller Co. and U.S. Pipe demonstrated the benefits of positive operating leverage.

“As we look to the balance of the year, we are seeing some signs that municipalities are taking a cautious approach to spending in the near term. Bookings for the third quarter were up year-over-year although at a lower rate than in the second quarter. We believe that our sales into the residential marketplace remain minimal as we expect to lag a housing market recovery. The decline in the non-residential market appears to have slowed, and we believe it may be nearing the bottom.

“We increased prices on valves and hydrants effective July 1 and achieved a higher price-per-ton on ductile iron pipe orders sequentially. We believe that as our end markets recover, we should continue to be able to demonstrate positive operating leverage in all of our businesses.”

Third Quarter Consolidated Results

Net sales for the 2010 third quarter of $375.9 million increased $12.7 million from $363.2 million for the 2009 third quarter. Net sales increased due to $43.1 million of higher shipment volumes and $4.3 million of favorable Canadian currency exchange rates. These items were partially offset by the two divested Anvil businesses, which had net sales of $30.8 million in the 2009 third quarter, and $3.9 million of lower pricing primarily at U.S. Pipe.

Adjusted income from operations for the 2010 third quarter of $13.4 million increased $18.0 million from an adjusted loss from operations of $4.6 million for the 2009 third quarter. These improved results were positively impacted by $12.1 million of manufacturing and other cost savings, $9.0 million of higher shipment volumes and $8.3 million of lower per-unit overhead costs on products sold. The quarter’s results were negatively impacted by $6.6 million of higher raw material costs and $3.9 million of lower sales pricing.

Third Quarter Segment Results

Mueller Co.

Net sales for Mueller Co. of $174.6 million for the 2010 third quarter increased 12.9 percent, or $20.0 million, from $154.6 million for the 2009 third quarter due to $15.2 million of higher shipment volumes, $4.1 million of favorable Canadian currency exchange rates and higher pricing. Shipment volumes of iron gate valves, hydrants and brass service products for the quarter all increased above the prior year period.

Income from operations of $28.8 million and adjusted EBITDA of $41.1 million for the 2010 third quarter compare to adjusted income from operations of $13.6 million and adjusted EBITDA of $26.3 million for the 2009 third quarter. Income from operations increased $15.2 million due to $7.2 million of lower per-unit overhead costs on products sold, $5.5 million of higher shipment volumes and $4.8 million of manufacturing and other cost savings. These items were partially offset by $1.1 million of higher selling, general and administrative expenses primarily associated with growth investments in Mueller Systems.

U.S. Pipe

Net sales for U.S. Pipe of $120.2 million for the 2010 third quarter increased 24.3 percent, or $23.5 million, from $96.7 million for the 2009 third quarter. This increase was driven by $27.5 million of higher shipment volumes partially offset by $4.0 million of lower pricing.

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Adjusted loss from operations of $10.4 million and an adjusted EBITDA loss of $5.8 million for the 2010 third quarter compare to adjusted loss from operations of $16.8 million and an adjusted EBITDA loss of $12.5 million for the 2009 third quarter. The 2010 third quarter results were positively impacted by $5.8 million of manufacturing and other cost savings, $4.4 million of higher shipment volumes, $4.1 million of lower per-unit overhead costs on products sold and $3.1 million of lower selling, general and administrative expenses. These items were partially offset by $6.4 million of higher raw material costs and $4.0 million of lower sales pricing.

Anvil

Net sales for Anvil of $81.1 million for the 2010 third quarter declined $30.8 million from $111.9 million for the 2009 third quarter, which included $30.8 million of sales associated with two businesses that were divested earlier this year. Net sales at Anvil were flat year-over-year excluding net sales associated with these divestitures.

Income from operations of $4.5 million and adjusted EBITDA of $8.4 million for the 2010 third quarter compare to adjusted income from operations of $6.7 million and adjusted EBITDA of $11.1 million in the 2009 third quarter. Adjusted income from operations decreased $3.0 million from higher per-unit overhead costs on products sold primarily due to lower production and$0.9 million from lower shipment volumes. These decreases were partially offset by $1.5 million of manufacturing and other cost savings.

Interest Expense

Net interest expense of $15.8 million for the 2010 third quarter decreased from $17.2 million for the 2009 third quarter primarily due to lower debt levels during the 2010 third quarter partially offset by higher interest rates.

Income Tax

Income taxes for the 2010 third quarter included a one-time $2.2 million expense related to the repatriation of earnings from Canada. After the divestiture of a Canadian business earlier this year, we determined the Canadian operations no longer needed approximately $21 million of cash which we repatriated during the third quarter. Excluding this one-time expense, income taxes for the 2010 third quarter would have been a benefit of $1.7 million.

Use of Non-GAAP Measures

The Company presents adjusted income (loss) from operations, adjusted EBITDA, adjusted net loss, adjusted net loss per share, free cash flow and net debt as non-GAAP measures. Adjusted income (loss) from operations represents income (loss) from operations excluding impairment and restructuring. Adjusted EBITDA represents income (loss) from operations excluding impairment, restructuring, depreciation and amortization. The Company presents adjusted EBITDA because it is a measure of performance management believes is frequently used by securities analysts, investors and interested parties in the evaluation of financial performance. Adjusted net loss and adjusted net loss per share exclude impairment, restructuring, loss on early extinguishment of debt, certain costs to settle interest rate swap contracts, the tax on the repatriation of earnings from Canada and the income tax effects of the other previously mentioned items. These items are excluded because they are not considered indicative of recurring operations. Free cash flow represents cash flows from operating activities less capital expenditures and is presented as a measurement of cash flow because it is commonly used by the investment community. Net debt represents total debt less cash and cash equivalents. Net debt is

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commonly used by the investment community as a measure of indebtedness. Adjusted income (loss) from operations, adjusted EBITDA, adjusted net loss, adjusted net loss per share, free cash flow and net debt have limitations as analytical tools, and investors should not consider any of these non-GAAP measures in isolation or as a substitute for analysis of the Company’s results as reported under accounting principles generally accepted in the United States (“GAAP”).

A reconciliation of non-GAAP to GAAP results is included as an attachment to this press release and has been posted online at www.muellerwaterproducts.com.

Conference Call Webcast

Mueller Water Products’ quarterly earnings conference call will take place Wednesday, August 4, 2010 at 9:00 a.m. EDT. Mueller Water Products’ chairman, president and chief executive officer, Gregory E. Hyland, and members of the Company’s leadership team will discuss the Company’s recent financial performance and respond to questions from financial analysts. Mueller Water Products invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its Web site at www.muellerwaterproducts.com.

Investors interested in listening to the call should log on to the Web site several minutes before the start of the call. After selecting the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the accompanying presentation slides.

Safe Harbor Statement

This press release contains certain statements that may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that address activities, events or developments that we intend, expect, plan, project, believe or anticipate will or may occur in the future are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding general economic conditions, spending by municipalities and the outlook for the residential and non-residential construction markets, and the impact of these factors on our businesses. Forward-looking statements are based on certain assumptions and assessments made by us in light of our experience and perception of historical trends, current conditions and expected future developments. Actual results and the timing of events may differ materially from those contemplated by the forward-looking statements due to a number of factors, including regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

•	the demand level of manufacturing and construction activity;

•	our ability to service our debt obligations; and

•	the other factors that are described in the section entitled “RISK FACTORS” in Item 1A of our most recently filed Annual Report on Form 10-K.

Undue reliance should not be placed on any forward-looking statements. We do not have any intention or obligation to update forward-looking statements after we file this press release, except as required by law.

About Mueller Water Products, Inc.

Mueller Water Products, Inc. manufactures and markets products and services that are used in the transmission and distribution of safe, clean drinking water and in water treatment facilities. Our broad product portfolio includes engineered valves, fire hydrants, pipe fittings, water meters and ductile iron pipe, which are used by municipalities, as well as the residential and non-residential construction industries. With latest 12 months net sales through June 30, 2010 of $1.4 billion, the Company is comprised of three operating segments: Mueller Co., U.S. Pipe and Anvil. Based in Atlanta, Georgia, the Company employs approximately 5,000 people. The Company’s common stock trades on the New York Stock Exchange under the ticker symbol MWA. For more information about Mueller Water Products, Inc., please visit the Company’s Web site at http://www.muellerwaterproducts.com/.

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MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2010	September 30, 2009
	(in millions)

Assets:
Cash and cash equivalents	$77.1	$61.5
Receivables, net	213.2	216.3
Inventories	275.9	342.8
Deferred income taxes	27.1	30.8
Assets held for sale	—	13.9
Other current assets	58.8	80.8

Total current assets	652.1	746.1

Property, plant and equipment, net	266.7	296.4
Identifiable intangible assets, net	640.0	663.6
Other noncurrent assets	30.2	33.4

Total assets	$1,589.0	$1,739.5

Liabilities and stockholders’ equity:
Current portion of long-term debt	$10.5	$11.7
Accounts payable	91.2	111.7
Other current liabilities	79.4	97.4

Total current liabilities	181.1	220.8

Long-term debt	682.2	728.5
Deferred income taxes	160.3	180.0
Other noncurrent liabilities	162.1	173.9

Total liabilities	1,185.7	1,303.2

Commitments and contingencies

Series A common stock: 600,000,000 shares authorized; 154,561,095 shares and 153,790,887 shares outstanding at June 30, 2010 and September 30, 2009, respectively	1.5	1.5
Additional paid-in capital	1,598.4	1,599.0
Accumulated deficit	(1,116.5)	(1,078.3)
Accumulated other comprehensive loss	(80.1)	(85.9)

Total stockholders’ equity	403.3	436.3

Total liabilities and stockholders’ equity	$1,589.0	$1,739.5

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Nine months ended June 30,
	2010	2009	2010	2009
	(in millions, except per share amounts)

Net sales	$375.9	$363.2	$990.8	$1,053.1
Cost of sales	305.3	305.4	826.1	865.4

Gross profit	70.6	57.8	164.7	187.7

Operating expenses:
Selling, general and administrative	57.2	62.4	163.0	184.7
Impairment	—	—	—	970.9
Restructuring (1)	0.9	3.9	11.8	45.9

Total operating expenses	58.1	66.3	174.8	1,201.5

Income (loss) from operations	12.5	(8.5)	(10.1)	(1,013.8)

Interest expense, net	15.8	17.2	47.4	51.1
Loss on early extinguishment of debt	—	2.3	0.5	0.8

Loss before income taxes	(3.3)	(28.0)	(58.0)	(1,065.7)
Income tax expense (benefit)	0.5	(9.0)	(19.8)	(79.9)

Net loss	$(3.8)	$(19.0)	$(38.2)	$(985.8)

Basic and diluted net loss per share	$(0.02)	$(0.16)	$(0.25)	$(8.52)

Basic and diluted weighted average shares outstanding	154.5	116.0	154.3	115.7

Dividends declared per share	$0.0175	$0.0175	$0.0525	$0.0525

(1)	Restructuring charges recorded are principally related to our North Birmingham facility.

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

NINE MONTHS ENDED JUNE 30, 2010

(UNAUDITED)

	Common stock	Additional paid-in capital	Accumulated deficit	Accumulated other comprehensive loss	Total
	(in millions)

Balance at September 30, 2009	$1.5	$1,599.0	$(1,078.3)	$(85.9)	$436.3

Net loss	—	—	(38.2)	—	(38.2)
Dividends declared	—	(8.1)	—	—	(8.1)
Stock-based compensation	—	6.7	—	—	6.7
Stock issued under stock compensation plans	—	0.8	—	—	0.8
Net unrealized gain on derivatives	—	—	—	0.6	0.6
Foreign currency translation	—	—	—	2.5	2.5
Minimum pension liability	—	—	—	2.7	2.7

Balance at June 30, 2010	$1.5	$1,598.4	$(1,116.5)	$(80.1)	$403.3

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine months ended June 30,
	2010	2009
	(in millions)

Operating activities:
Net loss	$(38.2)	$(985.8)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	39.9	45.4
Amortization	23.4	22.9
Impairment and non-cash restructuring	6.1	1,009.4
Loss on early extinguishment of debt	0.5	0.8
Stock-based compensation	6.7	10.1
Deferred income taxes	(20.3)	(63.7)
Gain on disposal of assets	(4.9)	(3.0)
Other, net	4.9	15.3
Changes in assets and liabilities:
Receivables	(10.0)	77.1
Inventories	46.5	70.3
Other current assets and other noncurrent assets	24.2	(24.8)
Accounts payable and other liabilities	(43.1)	(105.7)

Net cash provided by operating activities	35.7	68.3

Investing activities:
Capital expenditures	(21.4)	(22.7)
Acquisition of intangibles	—	(8.7)
Proceeds from sales of assets	54.5	4.4

Net cash provided by (used in) investing activities	33.1	(27.0)

Financing activities:
Increase in outstanding checks	0.6	4.4
Debt borrowings	—	539.4
Debt paid or repurchased	(47.5)	(672.1)
Payment of deferred financing fees	—	(9.9)
Common stock issued	0.8	0.6
Dividends paid	(8.1)	(6.1)

Net cash used in financing activities	(54.2)	(143.7)

Effect of currency exchange rate changes on cash	1.0	(1.4)

Net change in cash and cash equivalents	15.6	(103.8)
Cash and cash equivalents at beginning of period	61.5	183.9

Cash and cash equivalents at end of period	$77.1	$80.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$174.6	$120.2	$81.1	$—	$375.9

Gross profit (loss)	$52.1	$(2.7)	$21.1	$0.1	$70.6
Selling, general and administrative expenses	23.3	7.7	16.6	9.6	57.2
Restructuring	—	0.9	—	—	0.9

Income (loss) from operations	$28.8	$(11.3)	$4.5	$(9.5)	12.5

Interest expense, net					15.8
Income tax expense					0.5

Net loss					$(3.8)

Net loss per diluted share					$(0.02)

Capital expenditures	$2.7	$2.1	$2.0	$—	$6.8

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$28.8	$(11.3)	$4.5	$(9.5)	$12.5
Restructuring	—	0.9	—	—	0.9

Adjusted income (loss) from operations	28.8	(10.4)	4.5	(9.5)	13.4
Depreciation and amortization	12.3	4.6	3.9	0.3	21.1

Adjusted EBITDA	$41.1	$(5.8)	$8.4	$(9.2)	$34.5

Adjusted net loss:
Net loss					$(3.8)
Tax on repatriation on Canadian earnings					2.2
Restructuring, net of tax					0.5

Adjusted net loss					$(1.1)

Adjusted net loss per diluted share					$(0.01)

Free cash flow:
Net cash used in operating activities					$(8.6)
Capital expenditures					(6.8)

Free cash flow					$(15.4)

Net debt (end of period):
Current portion of long-term debt					$10.5
Long-term debt					682.2

Total debt					692.7
Less cash and cash equivalents					(77.1)

Net debt					$615.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Three months ended June 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$154.6	$96.7	$111.9	$—	$363.2

Gross profit (loss)	$35.8	$(6.0)	$28.1	$(0.1)	$57.8
Selling, general and administrative expenses	22.2	10.8	21.4	8.0	62.4
Impairment and restructuring	0.7	1.5	1.7	—	3.9

Income (loss) from operations	$12.9	$(18.3)	$5.0	$(8.1)	(8.5)

Interest expense, net					17.2
Loss on early extinguishment of debt					2.3
Income tax benefit					(9.0)

Net loss					$(19.0)

Net loss per diluted share					$(0.16)

Capital expenditures	$1.7	$1.6	$1.8	$—	$5.1

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$12.9	$(18.3)	$5.0	$(8.1)	$(8.5)
Impairment and restructuring	0.7	1.5	1.7	—	3.9

Adjusted income (loss) from operations	13.6	(16.8)	6.7	(8.1)	(4.6)
Depreciation and amortization	12.7	4.3	4.4	0.2	21.6

Adjusted EBITDA	$26.3	$(12.5)	$11.1	$(7.9)	$17.0

Adjusted net loss:
Net loss					$(19.0)
Restructuring, net of tax					2.4
Loss on early extinguishment of debt, net of tax					1.4

Adjusted net loss					$(15.2)

Adjusted net loss per diluted share					$(0.13)

Free cash flow:
Net cash provided by operating activities					$70.5
Capital expenditures					(5.1)

Free cash flow					$65.4

Net debt (end of period):
Current portion of long-term debt					$19.3
Long-term debt					941.9

Total debt					961.2
Less cash and cash equivalents					(80.1)

Net debt					$881.1

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Nine months ended June 30, 2010
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$449.1	$282.9	$258.8	$—	$990.8

Gross profit (loss)	$121.2	$(19.6)	$63.0	$0.1	$164.7
Selling, general and administrative expenses	66.7	22.3	48.0	26.0	163.0
Restructuring	0.1	11.6	0.1	—	11.8

Income (loss) from operations	$54.4	$(53.5)	$14.9	$(25.9)	(10.1)

Interest expense, net					47.4
Loss on early extinguishment of debt					0.5
Income tax benefit					(19.8)

Net loss					$(38.2)

Net loss per diluted share					$(0.25)

Capital expenditures	$9.8	$7.4	$4.1	$0.1	$21.4

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Income (loss) from operations	$54.4	$(53.5)	$14.9	$(25.9)	$(10.1)
Restructuring	0.1	11.6	0.1	—	11.8

Adjusted income (loss) from operations	54.5	(41.9)	15.0	(25.9)	1.7
Depreciation and amortization	37.2	14.0	11.5	0.6	63.3

Adjusted EBITDA	$91.7	$(27.9)	$26.5	$(25.3)	$65.0

Adjusted net loss:
Net loss					$(38.2)
Restructuring, net of tax					7.1
Tax on repatriation on Canadian earnings					2.2
Interest rate settlement costs, net of tax					(0.7)
Loss on early extinguishment of debt, net of tax					0.3

Adjusted net loss					$(29.3)

Adjusted net loss per diluted share					$(0.19)

Free cash flow:
Net cash provided by operating activities					$35.7
Capital expenditures					(21.4)

Free cash flow					$14.3

Net debt (end of period):
Current portion of long-term debt					$10.5
Long-term debt					682.2

Total debt					692.7
Less cash and cash equivalents					(77.1)

Net debt					$615.6

MUELLER WATER PRODUCTS, INC. AND SUBSIDIARIES

SEGMENT RESULTS AND RECONCILIATION OF GAAP TO NON-GAAP PERFORMANCE MEASURES

(UNAUDITED)

(in millions, except per share amounts)

	Nine months ended June 30, 2009
	Mueller Co.	U.S. Pipe	Anvil	Corporate	Total
GAAP results:
Net sales	$389.0	$305.6	$358.5	$—	$1,053.1

Gross profit (loss)	$89.3	$(6.3)	$104.8	$(0.1)	$187.7
Selling, general and administrative expenses	64.6	27.9	64.7	27.5	184.7
Impairment and restructuring	820.1	100.9	95.6	0.2	1,016.8

Loss from operations	$(795.4)	$(135.1)	$(55.5)	$(27.8)	(1,013.8)

Interest expense, net					51.1
Loss on early extinguishment of debt					0.8
Income tax benefit					(79.9)

Net loss					$(985.8)

Net loss per diluted share					$(8.52)

Capital expenditures	$7.8	$7.1	$7.5	$0.3	$22.7

Non-GAAP results:
Adjusted income (loss) from operations and EBITDA:
Loss from operations	$(795.4)	$(135.1)	$(55.5)	$(27.8)	$(1,013.8)
Impairment and restructuring	820.1	100.9	95.6	0.2	1,016.8

Adjusted income (loss) from operations	24.7	(34.2)	40.1	(27.6)	3.0
Depreciation and amortization	38.2	16.6	13.0	0.5	68.3

Adjusted EBITDA	$62.9	$(17.6)	$53.1	$(27.1)	$71.3

Adjusted net loss
Net loss					$(985.8)
Impairment and restructuring, net of tax					953.7
Loss on early extinguishment of debt, net of tax					0.5

Adjusted net loss					$(31.6)

Adjusted net loss per diluted share					$(0.27)

Free cash flow:
Net cash provided by operating activities					$68.3
Capital expenditures					(22.7)

Free cash flow					$45.6

Net debt (end of period):
Current portion of long-term debt					$19.3
Long-term debt					941.9

Total debt					961.2
Less cash and cash equivalents					(80.1)

Net debt					$881.1